UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 11, 2018
(December 6, 2018)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address of Principal Executive Office and Telephone Number	Identification No.
001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2018, the Board of Directors of PNM Resources, Inc (“PNMR”) increased the number of Directors from eight to ten members and elected Vicky A. Bailey and James A. Hughes as its newest members to fill the newly created vacancies. Ms. Bailey and Mr. Hughes will join the Board of Directors effective January 1, 2019. The Board of Directors will determine at a later date the Board Committees on which Ms. Bailey and Mr. Hughes will serve. Ms. Bailey and Mr. Hughes will stand for election by PNMR’s shareholders at the 2019 Annual Meeting of Shareholders. The Board of Directors has determined that Ms. Bailey and Mr. Hughes are independent directors within the meaning of the New York Stock Exchange listing standards and PNMR’s Corporate Governance Principles.

As non-employee directors, Ms. Bailey and Mr. Hughes will receive an annual retainer in the form of cash and stock-based compensation, as well as expense reimbursement, that all PNMR’s non-employee directors are entitled to receive.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: December 11, 2018	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Controller and Treasurer
(Officer duly authorized to sign this report)